Exhibit 99.1

TYCO ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS

PEMBROKE, Bermuda April 27, 2007 — Tyco International Ltd. (“Tyco”) (NYSE: TYC; BSX: TYC) today announced that, in connection with its planned separation into three independent, publicly traded companies, Tyco and certain of its subsidiaries that are issuers of its corporate debt have commenced tender offers to purchase for cash substantially all of their outstanding Dollar denominated public debt, aggregating approximately $6.6 billion, with maturities from 2007 to 2029. In conjunction with the tender offers, the relevant issuer will also solicit consents for certain clarifying amendments to the indentures pursuant to which the debt was issued.  Tyco refers investors to the tender offer and consent solicitation documents for the complete terms of the tender offers and consent solicitations.

Tyco also announced that it expected its subsidiary, Tyco International Group S.A., to commence on April 30, 2007 tender offers to purchase for cash all of its outstanding Euro and Pound Sterling denominated public debt, aggregating the equivalent of approximately $1.9 billion, with maturities from 2008 to 2031, issued under its Euro Medium Term Note Programme (the “EMTN Notes”) and a consent solicitation for certain clarifying amendments to the fiscal agency agreement pursuant to which the EMTN Notes were issued.

Non-Convertible U.S. Debt

The following table sets forth the non-convertible U.S. debt securities of the specified issuer subject to the tender offers and consent solicitations (collectively, the “U.S. Notes”):

Tyco International Group S.A.	CUSIP	Approximate Outstanding Amount	Reference U.S. Treasury Security	Fixed Spread	Early Consent Payment
6.125% notes due 2008	902118AM0	$400,000,000	4.875% due 10/31/2008	0.30%	$30.00
6.125% notes due 2009	902118AJ7	$400,000,000	3.250% due 1/15/2009	0.35%	$30.00
6.75% notes due 2011	902118AY4	$1,000,000,000	5.000% due 2/15/2011	0.35%	$30.00
6.375% notes due 2011	902118BC1	$1,500,000,000	4.500% due 9/30/2011	0.40%	$30.00
6.0% notes due 2013	902118BK3	$1,000,000,000	4. 250% due 11/15/2013	0.40%	$30.00
7.0% notes due 2028	902118AC2	$500,000,000	4.750% due 2/15/2037	0.60%	$30.00
6.875% notes due 2029	902118AK4	$800,000,000	4.750% due 2/15/2037	0.60%	$30.00

United States Surgical Corporation (as successor to Mallinckrodt Inc.)
6.5% Notes due 2007	561226AB7	$100,000,000	4.25% due 10/31/2007	0.30%	$30.00
7.0% Debentures due 2013	452454AB7	$87,000,000	4.25% due 11/15/2013	0.40%	$30.00

Tyco Electronics Corporation (as successor to Raychem Corporation)
7.2% Notes due 2008	754603AB4	$86,000,000	3.125% due 10/15/2008	0.40%	$30.00

Holders of U.S. Notes must tender their U.S. Notes and deliver their consents by 5:00 p.m., New York City time, on May 10, 2007, unless such date is extended or earlier terminated (the “Early Consent Date”), to be eligible to receive the Total Consideration (defined below), which includes the early consent payment set forth in the table above.  Holders of U.S. Notes who tender their U.S. Notes after 5:00 p.m., New York City time on May 10, 2007, but before 12:00 midnight, New York City time, on May 24, 2007, unless such date is extended or earlier terminated (the “Expiration Date”), will be eligible to receive only the Total Consideration less the early consent payment.  Holders who tender U.S. Notes must also deliver consents to the proposed indenture amendments.

The total consideration for each $1,000 principal amount of U.S. Notes (the “Total Consideration”) will equal the present value of the remaining interest and principal payments on such U.S. Notes, calculated as set forth in the relevant tender offer and consent solicitation document, based on a yield to maturity of the U.S. Treasury reference security (the “UST Reference Security”) for such U.S. Notes (the “Reference Yield”) plus the fixed spread indicated in the table above.

The Dealer Managers will calculate the Reference Yield in accordance with standard market practice based on the bid-side price of the UST Reference Security for such Notes as displayed on the relevant Bloomberg pages as of 2:00 p.m., New York City time, two business days prior to the Expiration Date.  Tyco expects to publicly announce the pricing information for the tender offers via subsequent press release.

The tender offer for each of the U.S. Notes is subject to the satisfaction of certain conditions, as specified in the tender offer and consent solicitation documents.

Payment in respect of the tender offers and consent solicitations will be made promptly after the Expiration Date, if the Notes are accepted for payment.

Convertible U.S. Debt

Convertible Senior Debentures due 2023

The following table sets forth the convertible U.S. debt securities due 2023 of the issuer subject to the tender offers and consent solicitations (the “2023 Convertible Notes”):

Tyco International Group S.A.	CUSIP	Approximate Outstanding Amount
3.125% Convertible Senior Debentures due 2023	902118BE7 902118BG2	$750,000,000

Holders of the 2023 Convertible Notes must tender their 2023 Convertible Notes and deliver their consents by 12:00 midnight, New York City time, on May 24, 2007, unless such date is extended or earlier terminated, to be eligible to receive the 2023 Convertible Notes Purchase Price (defined below).  Holders who tender Notes must also deliver consents to the proposed indenture amendments.

The purchase price for each $1,000 principal amount of 2023 Convertible Notes (the “2023 Convertible Notes Purchase Price”) will be determined after 5:00 p.m., New York City time, on May 22, 2007 (the “Pricing Date”) and will be the sum of:

(C)           45.9821 times the Weighted Average Price; plus

(D)          $62.50.

For purposes of this calculation, “Weighted Average Price” means the arithmetic average of the daily volume-weighted average price of Tyco’s common shares, par value $.20 per share for the ten trading days prior to and including the Pricing Date.  The daily volume-weighted average shall equal the daily volume-weighted average price for Tyco’s common shares on the New York Stock Exchange during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at the New York Stock Exchange) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at the New York Stock Exchange) as reported by Bloomberg Financial Services through its “Volume at Price” function.  The Weighted Average Price and the variable cash component of the purchase price will be rounded to the nearest whole cent.  Tyco expects to publicly announce this pricing information by subsequent press release.

The tender offer for the 2023 Convertible Notes is subject to the satisfaction of certain conditions, as specified in the tender offer and consent solicitation documents.

Payment of the 2023 Convertible Notes Purchase Price will be made promptly after the Expiration Date, if such 2023 Convertible Notes are accepted for payment.

Zero Coupon Convertible Notes

The following table sets forth the convertible U.S. debt securities due 2020 and 2021 of the specified issuer subject to the tender offers and consent solicitations (collectively, the “Zero Coupon Convertible Notes”):

Tyco International Ltd.	CUSIP	Outstanding Amount
Liquid Yield Option™ Notes due 2020 (Zero Coupon-Senior)	902124AC0	$692,700

Tyco International Group S.A.
Zero Coupon Convertible Debentures due 2021	902118AW8	$35,000

Holders of the Zero Coupon Convertible Notes must tender their Notes and deliver their consents by 12:00 midnight, New York City time, on May 24, 2007, unless such date is extended or earlier terminated, to be eligible to receive the Zero Coupon Convertible Notes Purchase Price (defined below).  Holders who tender Notes must also deliver consents to the proposed indenture amendments.

The purchase price for each $1,000 principal amount of Liquid Yield Option™ Notes due 2020 (Zero Coupon-Senior) (the “LYONs Purchase Price”) will be $827.71, which represents the accreted value on the estimated payment date plus a premium of $10.00.  The purchase price for each $1,000 principal amount of Zero Coupon Convertible Debentures due 2021 (the “Zero Coupon Convertible Debentures Purchase Price”) will be $824.83, which represents the accreted value on the estimated payment date plus a premium of $10.00.

The tender offer for each of the Zero Coupon Convertible Notes is subject to the satisfaction of certain conditions, as specified in the tender offer and consent solicitation documents.

Payment of the LYONs Purchase Price will be made promptly after the Expiration Date, if such Liquid Yield Option™ Notes due 2020 (Zero Coupon-Senior) are accepted for payment.  Payment of the Zero Coupon Convertible Debentures Purchase Price will be made promptly after the Expiration Date, if such Zero Coupon Convertible Debentures due 2021 are accepted for payment.

Information Relating to Tender Offers for all U.S. Debt Securities

The tender offer and related consent solicitation documents for all of the U.S. debt securities are being distributed to holders beginning today.  Goldman, Sachs & Co. and Morgan Stanley are the Dealer Managers for the domestic tender offers and Solicitation Agents for the domestic consent solicitations.  Investors with questions regarding the domestic offer may contact Goldman, Sachs & Co. at (212) 902-9077 or (800) 828-3182 (toll free) and Morgan Stanley at (212) 761-1941 or (800) 624-1808 (toll free).  Global Bondholder Services Corporation is the Information Agent and Depositary and can be contacted at (212) 430-3774 (collect) or in relation to the domestic tender offers and the domestic consent solicitations, at (866) 470-3700 (toll free).

None of Tyco or its subsidiaries referred to herein, their respective governing bodies, the Information Agent, the Depositary, the Fiscal Agent or the Dealer Managers make any recommendation as to whether holders of any of the notes referred to in this press release should tender or refrain from tendering or as to whether holders of such notes should provide consents to the proposed amendments.  This press release does not constitute an offer to purchase any securities.

Tyco and its subsidiaries expressly reserve the right, in their sole discretion, subject to applicable law to:  (i) terminate prior to the relevant expiration date any tender offer and consent solicitation and not accept for payment any notes not theretofore accepted for payment; (ii) waive on or prior to the relevant expiration date any and all of the conditions of the tender offer and the consent solicitation; (iii) extend the relevant expiration date; and (iv) amend the terms of any tender offer or consent solicitation.  The foregoing rights are in addition to their right to delay acceptance for payment of notes tendered under the relevant tender offer or the payment for notes accepted for payment in order to comply in whole or in part with any applicable law, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of a tender offer; and receipt of the required consents to implement the proposed amendments.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the notes. The full details of the tender offers for the notes, including complete instructions on how to tender notes will be included in the offer to purchase and consent solicitation statements, the letters of transmittal, where applicable, and related materials. Noteholders are strongly encouraged to read carefully the offer to purchase and consent solicitation statements, the letters of transmittal and any other related materials, including materials filed with the Securities and Exchange Commission because they will contain important information.  Noteholders may obtain free copies of the offer to purchase and consent solicitation statement with respect to the U.S. convertible debt and other related materials once they are filed with the Securities and Exchange Commission at the Commission’s website at www.sec.gov.

Noteholders may obtain a copy of the tender offer and consent solicitation statements, free of charge, from Global Bondholder Services Corporation, the  information agent in connection with the tender offers and consent solicitations for the notes, by calling toll-free at (866) 470-3700 or  (212) 430-3774 (bankers and brokers can call collect at 212-430-3774).  Noteholders are urged to carefully read these materials prior to making any decisions with respect to the tender offers and consent solicitations.

Tender Offers Selling Restrictions

No offer will be made for the EMTN Notes within the United States.  Acceptance notices with respect to the EMTN Notes made by a resident of the United States, by any agent, fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within the United States, or by any U.S. person, will not be accepted.

About Tyco

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 240,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

Forward-Looking Statements

This release may contain certain forward-looking statements. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended Sept. 29, 2006 and in Tyco’s Quarterly Report on Form 10-Q and 10-Q/A for the fiscal quarter ended Dec. 29, 2006.